UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

CCC Intelligent Solutions Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39447	98-1546280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 N. Green Street, 9th Floor
Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 621-8070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 30, 2026, the Company filed a Current Report on Form 8-K disclosing that Brian Herb, the Company’s Executive Vice President, Chief Financial and Administrative Officer, had notified the Company that he will resign effective May 25, 2026 (the “Effective Date”), and that Rodney Christo, the Company’s current Senior Vice President, Finance and Chief Accounting Officer, would be appointed Interim Chief Financial Officer effective as of the Effective Date, and would serve as the Company’s principal financial officer while continuing to serve as Chief Accounting Officer. The Company is filing this Current Report on Form 8-K/A as an amendment to the aforementioned Form 8-K to disclose the details of compensation arrangements entered into with Mr. Christo in connection with his appointment to the position of Interim Chief Financial Officer, which were not determined at the time of the previous filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his appointment to the position of Interim Chief Financial Officer, the Company and Mr. Christo entered into an Amendment to the Employment Agreement between the Company and Mr. Christo, effective as of the Effective Date (the “Amendment”).

Pursuant to the Amendment, Mr. Christo shall, in addition to continuing to serve as the Senior Vice President, Finance and Chief Accounting Officer of the Company, also serve as the Interim Chief Financial Officer of the Company during the period commencing as of the Effective Date and continuing until the appointment and onboarding of a successor Chief Financial Officer of the Company (such period, as determined in the sole discretion of the Company, the “Transition Period”).

The Amendment provides that (i) during the period beginning on the Effective Date and continuing until three months after a successor Chief Financial Officer is appointed, Mr. Christo’s base salary will be increased to $425,000 per year, and (ii) for fiscal year 2026 and for any portion of any additional fiscal year in which the Transition Period continues, Mr. Christo’s target annual bonus opportunity will be increased to fifty percent (50%) of his then-current base salary. In addition, Mr. Christo will receive a one-time transition cash bonus in an amount between $125,000 and $200,000, with the actual amount to be determined in the sole discretion of the Human Capital and Compensation Committee of the Company based on the length of the Transition Period and the successful onboarding of a successor Chief Financial Officer (the “Transition Bonus”). The Transition Bonus will be payable to Mr. Christo in a lump sum on the first payroll date following the earlier of the expiration of the Transition Period and December 31, 2026. The Transition Bonus shall be forfeited if Mr. Christo’s employment is terminated by the Company for Cause or by Executive without Good Reason (each as defined in the Employment Agreement) prior to the applicable payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

Date:	May 29, 2026	By:	/s/ Githesh Ramamurthy
		Name:	Githesh Ramamurthy Chairman and Chief Executive Officer